As filed with the Securities and Exchange Commission on January 31, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ResMed Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0152841
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices including Zip Code)

1997 EQUITY PARTICIPATION PLAN OF RESMED INC.

(Full Title of the Plan)

DAVID PENDARVIS Senior Vice President, Global General Counsel and Secretary ResMed Inc. 14040 Danielson Street Poway, California 92064-6857 (858) 746-2400	Copy to: Regina M. Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1) (3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.004 per share	1,624,084 shares	$37.86	$61,487,820	$6,579

(1)	Represents outstanding options under the ResMed Inc. 1997 Equity Participation Plan (the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement will also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price is and is based on the weighted average exercise price of these outstanding options.
(3)	Each share of common stock being registered, if issued before the Company terminates its Rights Agreement dated as of April 23, 1997, will include one preferred stock purchase right. The preferred stock purchase rights will not be exercisable or evidenced separately from the Common Stock before the occurrence of certain events described in the Rights Agreement.

Proposed sale to take place as soon after the effective date of the Registration

Statement as outstanding shares are purchased.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

We have previously registered 16,000,000 shares of Common Stock (after giving effect to stock splits) issuable under the 1997 Equity Participation Plan (the “Plan”) by a Registration Statement on Form S-8 filed with the Commission on October 1, 1999, Registration No. 333-88231 Stock (the “Prior Registration Statement”). Under this Registration Statement, we are registering an additional 1,624,084 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded by that Prior Registration Statement or by any subsequently filed document that is incorporated by reference in the Prior Registration Statement or in this registration statement.

Item 8. Exhibits

See Index to Exhibits on page 5.

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SIGNATURES

In accordance with the requirements of the Securities Act, ResMed Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused and authorized the officers whose signatures appear below to sign this Registration Statement, on its behalf, in the City of Poway, State of California, USA, and in the City of Sydney, State of New South Wales, Australia on January 31, 2007.

RESMED INC.

By:	/s/ Peter C. Farrell
Peter C. Farrell, Chief Executive Officer and Chairman of the Board of Directors

By:	/s/ Brett Sandercock
Brett Sandercock, Chief Financial Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Peter C. Farrell and Brett Sandercock as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 31, 2007.

Signature	Title
/s/ Peter C. Farrell Peter C. Farrell	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Brett Sandercock Brett Sandercock	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Donagh McCarthy Donagh McCarthy	Director

/s/ Gary W. Pace Gary W. Pace	Director

/s/ Michael A. Quinn Michael A. Quinn	Director

/s/ Christopher G. Roberts Christopher G. Roberts	Director

/s/ Richard Sulpizio Richard Sulpizio	Director

/s/ Ronald Taylor Ronald Taylor	Director

/s/ John Wareham John Wareham	Director

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INDEX TO EXHIBITS

EXHIBIT		PAGE
4.1	Form of Certificate Evidencing Shares of Common Stock.	Note (1)

4.2	Rights Agreement dated as of April 23, 1997; First Amendment to Rights Agreement dated March 19, 1999; and Second Amendment to Rights Agreement dated January 23, 2001.	Note (2)

4.3	Indenture dated as of June 20, 2001 between ResMed Inc. and American Stock Transfer & Trust Company.	Note (3)

4.4	Registration Rights Agreement dated as of June 20, 2001 by and between ResMed Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Banc Alex Brown Inc., William Blair & Company, L.L.C., MacQuarie Bank Limited and UBS Warburg LLC.	Note (3)

4.5	Registration Rights Agreement dated as of May 14, 2002 between ResMed Inc., and Mr. Leslie Hoffman.	Note (4)

5.1	Opinion of David Pendarvis.	6

10.1	1997 Equity Participation Plan	Note (5)

23.1	Consent of David Pendarvis (included in Exhibit 5.1).	6

23.2	Consent of KPMG LLP	7

24	Power of Attorney (included in the signature page to this Registration Statement).	4

(1)	Incorporated by reference in the Company’s Registration Statement on Form S-1 (No. 333-91094) declared effective on June 1, 1995.
(2)	Incorporated by reference in the Company’s Registration Statement on Form 8-A12G filed on April 25, 1997; incorporated by reference in the Company’s Form 8-K filed on April 14,1999; and incorporated by reference in the Company’s Form 8-K filed on January 23, 2001.
(3)	Incorporated by reference in the Company’s Report on Form 10-K dated June 30, 2001.
(4)	Incorporated by reference in the Company’s Report on Form 10-K dated June 30, 2002.
(5)	Incorporated by reference in the Company’s 1997 Proxy Statement.

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